Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-118876, 333-47453, and No. 333-68976) of Dril-Quip, Inc. of our reports dated March 11, 2005, relating to the Consolidated Financial Statements, and the effectiveness of Dril-Quip, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

BDO Seidman, LLP

Houston, Texas

March 15, 2005